Exhibit 99.1

BIO-key Issues Letter to Shareholders

WALL, N.J., January 4, /PRNewswire-FirstCall/ - BIO-key International, Inc. (OTC Bulletin Board: BKYI), the leader in finger-based biometric identification solutions, today issued the following Letter to Shareholders:

Dear Shareholders,

Throughout our history, dating back to the founding of SAC technology in 1993 and the formation of BIO-key International in 2002 and up to the latter part of this decade, we have never been more optimistic about the future of the biometric industry and, in particular, the opportunity for BIO-key to prosper.

Here’s our outlook. It’s well known that the terrorist attacks on 9/11 introduced Americans to the tenacity and willpower of those who seek to destroy our way of life. This year’s events on Christmas Day make it crystal clear that similar attacks will be levied against America using methods we know as well as those we have not yet imagined, including cyber and infrastructure attacks. There is a renewed awakening, not just to the Security and Authentication markets, but to all Americans, reminding us that we all have an obligation to play a role in protecting our country and its citizens. I am very proud to say that BIO-key’s technology serves our country by providing a piece of the solution. We do so directly through our participation in the FBI NGI program and indirectly in our delivery of biometric security to America’s infrastructure including healthcare, transportation, commerce, and communications. BIO-key will continue to satisfy this growing demand as widespread adoption of biometrics expands with the Country’s efforts to improve its security.

BIO-key remains intensely focused on its core goals - to develop and provide the best commercially viable finger biometric technology available. Our talented group of software engineers provides BIO-key customers with solutions that protect their physical and logical assets by enabling them to securely and conveniently identify individuals within large populations. We are the only finger biometric solution that is compatible with virtually any infrastructure, hardware platform, or scanning device. BIO-key’s universal software offerings integrate with all common security architectures used by government agencies and commercial entities across the globe and this continues to differentiate us among other biometric offerings.

The time and effort BIO-key spent to develop our leveraged business model - providing software to application providers and integrators who embed our technology into their solutions and distribute through their sales channels - is beginning to payoff in revenue growth and profitability.  As high performance OEM partners like McKesson, Radiant Systems and Lexis Nexis use BIO-key solutions to enhance their key products, our revenue and profitability increase as their business expands.

Access to social programs, banking, and healthcare and to protected facilities requires positive identification and authentication. This is exactly what BIO-key provides; the most convenient form of authentication developed for the most recognizable and widely used technology platforms in the world, such as Oracle Access Manager, CA SiteMinder, Evidian/Bull SSO, IBM Tivoli for ESSO, and many other access solution offerings.  It has taken years for BIO-key to develop these assets and we are now positioned to take advantage of market opportunities that didn’t exist five years ago or even one year ago.  In addition, because other security technologies (tokens, PKI, smart cards and PINS) are not inherently linked to the individual, the most convenient and secure solutions will include biometrics and, more importantly, only those biometric solutions that integrate easily with industry leading infrastructures mentioned above.  This strategic direction and the time we have invested in developing various patents and performance improvements will serve our customers and our investors well now and into the future.

Following are a few highlights from 2009:

•                  BIO-key selected as part of the Next Generation FBI AFIS System with the fusion of BIO-key and MorphoTrak biometric algorithms. This fusion was a key component to delivering the speed, accuracy and reliability of the solution chosen.

•                  Retained Thomas Bush III, former senior FBI official as a strategic advisor and consultant. Tom brings 30 years of experience with the FBI, including large-scale biometrics systems expertise.

•                  Awarded biometric contract with Federal Probation and Pretrial Services Office of US Courts as part of project to deploy fingerprint biometric enabled identity management kiosks nationwide.

•                  Granted US patent for ‘Trusted Biometric Device’. This security solution patent digitally secures private data in transit from capture point and protects privacy of users.

•                  Announced with our partner, Healthcare-ID, the integration of our biometric software into Healthcare-ID’s Donor-ID WebTM application, used by blood collection centers nationwide.

•                  Minnesota Counties deployed a new criminal charging system with BIO-key® fingerprint biometrics. This paperless eCharging solution saves time and increases efficiency.

•                  Broadening of our software platform support to include Microsoft® Windows Terminal Services, Citrix® Clients and Wyse CE terminals.

•                  Selected by SC Magazine as the 2009 Industry Innovator in Biometrics.

•                  January 8th edition of This Week in Consumer Electronics (TWICE) profiled AT&T’s nationwide deployment of tablet PCs, secured with BIO-key fingerprint biometric software to identify in-store customer representatives.

•                  Completion of the sale of our Law Enforcement Division to InterAct Public Safety Systems for $11 Million giving the company a net debt free balance sheet and liquidity to sustain and invest in biometric technology .

This past year, our Board and Management Team believed that the timing was perfect to focus all of our resources on the high growth emerging identification and authentication markets, leading to the recent sale of our law enforcement division. Our net debt free position and clean balance sheet provide BIO-key with many options to grow and expand organically and to consider strategic options as well.

BIO-key has developed advanced technology that is in use and in demand, as proven by our recently announced wins. We will take on the authentication market with a sound business model that is capable of delivering significant scalable profitability. As the adoption of finger biometrics continues to grow and finger scanning devices become ubiquitous, as demonstrated by the introduction of the LG EXPO the first Smartphone in the US to include a finger scanner operating on the AT&T network, BIO-key will be there to leverage our technology, experience, and excellent references to close opportunities.

BIO-key is firmly established on the leading edge of a burgeoning market and will continue to meet all of the challenges that face innovative companies on the path to widespread acceptance. During our 17 years in this business, we met and overcame many challenges. We have seen other biometric companies come and go but BIO-key has survived and is now poised for success because of its superior technology and marquis customer and partner base. Our focus in 2010 is to leverage the credibility we have with our strong customer references to expand our revenue opportunities in the government sector and to go after the larger market opportunities in the commercial identity and authentication applications.

Thank you for your continued support of BIO-key. We could not do it without our investors and you are the prime reason we continue to work towards building the best company in the business.

We wish you and ourselves a Happy and Prosperous New Year.

Michael W. DePasquale

CEO

BIO-key International

http://www.bio-key.com

About BIO-key

BIO-key International, Inc., headquartered in Wall, New Jersey, develops and delivers advanced identification solutions to commercial and government enterprises, integrators, and custom application developers. BIO-key’s award winning, high performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise applications. Our solutions are used in local embedded OEM products as well as some of the world’s largest identification deployments to improve security, guarantee identity, and help reduce identity theft.  BIO-key’s technology is offered directly or by market leading partners around the world. (http://www.bio-key.com)

BIO-key Safe Harbor Statement

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”).  The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act.  These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements.  These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones, the impact on our business of the recent financial crisis in the global capital markets and negative global economic trends, and our ability to attract and retain key personnel.  For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

© Copyright 2010 by BIO-key International, Inc.